VERTEX ENERGY, INC. 8-K

EXHIBIT 99.2

Second Quarter 2023 Quarterly Results Summary Presentation August 2023

DISCLAIMER Forward - looking statements 2 Certain of the matters discussed in this communication which are not statements of historical fact constitute forward - looking statements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995 , that involve a number of risks and uncertainties . Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “ intends ,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward - looking statements but are not the exclusive means of identifying these statements . Any statements made in this news release other than those of historical fact, about an action, event or development, are forward - looking statements . The important factors that may cause actual results and outcomes to differ materially from those contained in such forward - looking statements include, without limitation, the Company’s projected Outlook for the third quarter of 2023 , as discussed above ; the need for additional capital in the future, including, but not limited to, in order to complete future capital projects and satisfy liabilities, the Company’s ability to raise such capital in the future, and the terms of such funding ; the timing of planned capital projects at the Company’s refinery located in Mobile, Alabama (the “Mobile Refinery”) and the outcome of such projects ; the future production of the Mobile Refinery, including but not limited to renewable diesel production ; estimated and actual production and costs associated with the renewable diesel capital project ; estimated revenues over the course of the agreement with Idemitsu ; anticipated and unforeseen events which could reduce future production at the Mobile Refinery or delay planned and future capital projects ; changes in commodity and credits values ; certain early termination rights associated with third party agreements and conditions precedent to such agreements ; certain mandatory redemption provisions of the outstanding senior convertible notes, the conversion rights associated therewith, and dilution caused by conversions and/or the exchanges of convertible notes ; the Company’s ability to comply with required covenants under outstanding senior notes and a term loan and pay amounts due under such senior notes and term loan, including interest and other amounts due thereunder ; the ability of the Company to retain and hire key personnel ; the level of competition in the Company’s industry and its ability to compete ; the Company’s ability to respond to changes in its industry ; the loss of key personnel or failure to attract, integrate and retain additional personnel ; the Company’s ability to protect intellectual property and not infringe on others’ intellectual property ; the Company’s ability to scale its business ; the Company’s ability to maintain supplier relationships and obtain adequate supplies of feedstocks ; the Company’s ability to obtain and retain customers ; the Company’s ability to produce products at competitive rates ; the Company’s ability to execute its business strategy in a very competitive environment ; trends in, and the market for, the price of oil and gas and alternative energy sources ; the impact of inflation on margins and costs ; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict, increased interest rates, recessions and increased inflation ; the Company’s ability to maintain relationships with partners ; the outcome of pending and potential future litigation, judgments and settlements ; rules and regulations making the Company’s operations more costly or restrictive ; volatility in the market price of compliance credits (primarily Renewable Identification Numbers (RINs) needed to comply with the Renewable Fuel Standard (“RFS”)) under renewable and low - carbon fuel programs and emission credits needed under other environmental emissions programs, the requirement for the Company to purchase RINs in the secondary market to the extent it does not generate sufficient RINs internally, liabilities associated therewith and the timing, funding and costs of such required purchases, if any ; changes in environmental and other laws and regulations and risks associated with such laws and regulations ; economic downturns both in the United States and globally, increases in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding ; risk of increased regulation of the Company’s operations and products ; disruptions in the infrastructure that the Company and its partners rely on ; interruptions at the Company’s facilities ; unexpected and expected changes in the Company’s anticipated capital expenditures resulting from unforeseen and expected required maintenance, repairs, or upgrades ; the Company’s ability to acquire and construct new facilities ; the Company’s ability to effectively manage growth ; decreases in global demand for, and the price of, oil, due to inflation, recessions or other reasons, including declines in economic activity or global conflicts ; expected and unexpected downtime at the Company’s facilities ; the Company’s level of indebtedness, which could affect its ability to fulfill its obligations, impede the implementation of its strategy, and expose the Company’s interest rate risk ; dependence on third party transportation services and pipelines ; risks related to obtaining required crude oil supplies, and the costs of such supplies ; counterparty credit and performance risk ; unanticipated problems at, or downtime effecting, the Company’s facilities and those operated by third parties ; risks relating to the Company’s hedging activities or lack of hedging activities ; and risks relating to planned and future divestitures, asset sales, joint ventures and acquisitions . Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward - looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10 - K for the year ended December 31 , 2022 , and the Company’s Quarterly Report on Form 10 - Q for the quarter ended June 30 , 2023 , and future Annual Reports on Form 10 - K and Quarterly Reports on Form 10 - Q . These reports are available at www . sec . gov . The Company cautions that the foregoing list of important factors is not complete . All subsequent written and oral forward - looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above . Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results . The forward - looking statements included in this press release are made only as of the date hereof . Vertex cannot guarantee future results, levels of activity, performance or achievements . Accordingly, you should not place undue reliance on these forward - looking statements . Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex . If we update one or more forward - looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward - looking statements . The financial projections (the “Projections”) included herein were prepared by Vertex in good faith using assumptions believed to be reasonable . A significant number of assumptions about the operations of the business of Vertex were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed . Any future changes in these conditions, may materially impact the ability of Vertex to achieve the financial results set forth in the Projections . The Projections are based on numerous assumptions, including realization of the operating strategy of Vertex ; industry performance ; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles ; general business and economic conditions ; competition ; retention of key management and other key employees ; absence of material contingent or unliquidated litigation, indemnity, or other claims ; minimal changes in current pricing ; static material and equipment pricing ; no significant increases in interest rates or inflation ; and other matters, many of which will be beyond the control of Vertex, and some or all of which may not materialize . The Projections also assume the continued uptime of the Company’s facilities at historical levels and the successful funding of, timely completion of, and successful outcome of, planned capital projects . Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change . Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by Vertex’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Vertex . Accordingly, the Projections are only estimates and are necessarily speculative in nature . It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections . Such variations may be material and may increase over time . In light of the foregoing, readers are cautioned not to place undue reliance on the Projections . The projected financial information contained herein should not be regarded as a representation or warranty by Vertex, its management, advisors, or any other person that the Projections can or will be achieved . Vertex cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions . As a result, the Projections should not be relied on as necessarily predictive of actual future events .

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this news release we also present Adjusted EBITDA, Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput, Operating Expenses Per Barrel of Throughput, RIN Adjusted Fuel Gross Margin, RIN Adjusted Fuel Gross Margin Per Barrel of Throughput, Net Long - Term Debt and Ratio of Net Long - Term Debt (collectively, the “Non - GAAP Financial Measures”) The Non - GAAP Financial Measures are “non - GAAP financial measures” presented as supplemental measures of the Company’s performance . They are not presented in accordance with GAAP . EBITDA represents net income before interest, taxes, depreciation and amortization, for continued and discontinued operations . Adjusted EBITDA represents net income (loss) from operations plus unrealized gain or losses on hedging activities, Renewable Fuel Standard (RFS) costs (mainly related to Renewable Identification Numbers (RINs), and inventory adjustments, depreciation and amortization, acquisition costs, gain on change in value of derivative warrant liability, environmental clean - up, stock - based compensation, (gain) loss on sale of assets, interest expense, and certain other unusual or non - recurring charges included in selling, general, and administrative expenses . Adjusted Gross Margin is defined as gross profit (loss) plus unrealized gain or losses on hedging activities and inventory valuation adjustments . Fuel Gross Margin is defined as Adjusted Gross Margin, plus production costs, operating expenses and depreciation attributable to cost of revenues and other non - fuel items included in costs of revenues including realized and unrealized gain or losses on hedging activities, RFS costs (mainly related to RINs), inventory valuation adjustments, fuel financing costs and other revenues and cost of sales items . Fuel Gross Margin Per Barrel of Throughput is calculated as fuel gross margin divided by total throughput barrels for the period presented . Operating Expenses Per Barrel of Throughput is defined as total operating expenses divided by total barrels of throughput . RIN Adjusted Fuel Gross Margin is defined as [Fuel Gross Margin minus RIN expense divided by total barrels of throughput . RIN Adjusted Fuel Gross Margin Per Barrel of Throughput is calculated as RIN Adjusted Fuel Gross Margin divided by total throughput barrels for the period presented . Net Long - Term Debt is long - term debt and lease obligations, adjusted for unamortized discount and deferred financing costs, insurance premiums financed, less cash and cash equivalents and restricted cash . Ratio of Net Long - Term Debt is defined as Long - Term Debt divided by Adjusted EBITDA . The Non - GAAP Financial Measures are presented because we believe they provide additional useful information to investors due to the various noncash items during the period . We believe that the Non - GAAP Financial Measures are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry . We use the Non - GAAP Financial Measures as supplements to GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers . Additionally, these measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations . The Non - GAAP Financial Measures are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP . Some of these limitations are : the Non - GAAP Financial Measures do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments ; the Non - GAAP Financial Measures do not reflect changes in, or cash requirements for, capital expenditures or working capital needs ; the Non - GAAP Financial Measures do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments ; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, the Non - GAAP Financial Measures do not reflect any cash requirements for such replacements ; Adjusted EBITDA, Adjusted Gross Margin, Fuel Gross Margin and RIN Adjusted Fuel Gross Margin represent only a portion of our total operating results ; and other companies in this industry may calculate the Non - GAAP Financial Measures differently than we do, limiting their usefulness as a comparative measure . The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items . We compensate for these limitations by providing a reconciliation of each of these non - GAAP measures to the most comparable GAAP measure . We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non - GAAP measures in conjunction with the most directly comparable GAAP financial measure . For more information on these non - GAAP financial measures, please see the sections titled “Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput, Operating Expenses Per Barrel of Throughput, RIN Adjusted Fuel Gross Margin and RIN Adjusted Fuel Gross Margin Per Barrel of Throughput”, “Unaudited Reconciliation of Adjusted EBITDA to Net loss from Continued and Discontinued Operations”, and “Unaudited Reconciliation of Long - Term Debt to Net Long - Term Debt and Ratio of Net Debt”, at the end of this release . DISCLAIMER Non - GAAP Financial Measures 3

SECOND QUARTER 2023 Performance Summary

COMPANY PERFORMANCE SUMMARY

Second Quarter 2023

2Q23 Performance Indicators

Key Performance Indicators ($/MM)

	2Q23	2Q22	% Y/Y
Total Gross Profit (Loss)	($1.4)	$28.9	*(105%)*
GAAP Net Income (Loss)	(81.4)	(67.0)	*21%*
Adjusted EBITDA[1]	(34.2)	71.3	*(148%)*
Total Cash & Equivalents*	52.1	98.0	*(47%)*
Net Long Term Debt[1][2]*	275.3	256.6	*7%*
Net Leverage[1][3]*	3.6x	1.7x	*112%*

1. *A full-reconciliation of GAAP to Non-GAAP metrics is provided in the appendix of this presentation*
2. *Net debt defined as total long-term debt outstanding less cash and equivalents*
3. *Net leverage defined as net debt (cash) divided by trailing twelve-month adjusted EBITDA*

* *Total cash & equivalents, Net long-term debt, and net leverage stated as of 6/30/2023 & 6/30/2022, respectively*

2Q23 Performance Summary

Key Takeaways

- Reported net loss (GAAP) of $(81.4) million and Adjusted EBITDA of $(34.2) million in 2Q23, versus Net loss of $(67.0) million and Adjusted EBITDA of $71.3 million in 2Q22, reported financial results include a non-cash interest expense of $63.0 million attributed to the convertible note exchange transaction completed on June 12th
- Gross profit per barrel negatively impacted by weakness in refined product pricing, and additional costs incurred due to repair and start-up of Renewable Diesel facility
- Strong conventional throughput volumes of 76,330 barrels per day (bpd) exceed prior outlook and reflect continued smooth operations at Mobile Refinery (102% utilization) during 2Q23
- RD facility startup successfully completed
  - Initial commercial sales to Idemitsu complete
  - Achieved Phase I target throughput capacity of 8,000 bpd
  - Feedstock diet optimization process underway

VERTEX

5

MOBILE REFINERY PERFORMANCE

Second Quarter 2023

Mobile Performance Indicators

Second Quarter 2023

	2023			
	1Q23	2Q23	2023 YTD	%Q/Q
Total Throughput (bpd)[1]	71,328	**78,820**	75,095	11%
Total Production (MMbbl)[1]	6.24	**7.19**	13.43	15%
Conventional Facility Capacity Utilization[2]	*95.1%*	***101.8%***	*98.5%*	
Total Operating Expense	*$26.5*	***$30.4***	*$55.1*	*15%*
Operating Expenses Per Barrel ($/bbl)	$3.84	**$4.23**	$4.05	10%
Fuel gross margin	$103.8	**$52.7**	$156.5	-49%
RIN expense[3]	$16.1	**$25.4**	$41.5	58%
RIN Adjusted Fuel Gross Margin	$87.7	**$27.3**	$115.0	-69%
Fuel Gross Margin Per Barrel *($/bbl)*	$16.17	**$7.34**	$11.51	-55%
RIN expense Per Barrel ($/bbl)	$2.51	**$3.66**	$3.05	46%
RIN Adjusted Fuel Gross Margin Per Barrel of Throughput	$13.66	**$3.68**	$8.46	-73%
Gulf Coast 2-1-1 Crack Spread	$31.59	**$23.60**	$27.59	-25%
Capture Rate[5]	53.0%	**33.9%**	39.4%	-36%
Adjusted Capture Rate	*43.2%*	***15.6%***	*30.7%*	*-64%*
Production Yield				
Gasoline (bpd)	15,723	**17,812**	16,774	13%
% Production	*22.7%*	***23.2%***	*22.6%*	
ULSD (bpd)	14,720	**15,618**	15,171	6%
% Production	*21.2%*	***20.3%***	*20.4%*	
Jet (bpd)	12,789	**13,570**	13,182	6%
% Production	*18.4%*	***17.7%***	*17.8%*	
Other[4]	26,119	**29,828**	27,983	14%
% Production	*37.7%*	***37.7%***	*37.7%*	
Renewable diesel	0	**2,208**	1,110	0%
% Production	*0.0%*	***2.8%***	*1.5%*	
Total Production (bpd)	69,351	**79,036**	74,220	14%
Total Production (MMbbl)	6.24	**7.19**	13.43	15%

Mobile Performance Summary

Key Takeaways

- Operated at 102% capacity utilization in 2Q23, with total crude throughput of 76,330 barrels per day (bpd), reflecting efficient resolution to feedstock supply disruption
- Mobile generated $52.7 million of fuel gross margin before RIN expense, depreciation and operating expenses in cost of sales and financing losses in 2Q23
- Mobile Refinery generated $7.34 of total Fuel Gross Margin Per Barrel of Throughput for 2Q23
  - Average Gulf Coast 2-1-1 crack spread decline of 25% vs. 1Q23
  - One-time expenses of approximately $20 million associated with pump repair and RD facility start-up expenses during 2Q23
  - Weak pricing for products outside 211 benchmark (Jet A)
  - Increased feedstock differentials (LLS crude) driven by higher transportation cost following feedstock supply disruption
  - Margin compression further compounded by recent shift in product yield profile following conversion of hydrocracker to RD production

1.) Includes soybean oil throughput of 2,490 bpd and 1.252 million barrels (MMbbl) for 2Q23 and YTD, respectively
2.) Assumes 75,000 barrels per day of conventional operational capacity
3.) RIN: Renewable identification number
4.) Other includes naphtha, intermediates, and LPG
5.) Capture rate reflects conventional fuels gross margin only

VERTEX

6

RENEWABLE DIESEL PROJECT UPDATE

RD Start Up And Phase I Capacity Validated, Advantaged Feedstock Strategy Accelerated

PROJECT SUMMARY SPECS	
Feedstock	• Soybean oil to prove the asset with optionality for lower Carbon Intensity (CI) feed (tallows, DCO[1], Canola, UCO[2])
Primary Products	• Renewable Diesel Fuel
Project Budget	• Phase I Capex: $110-115 million (*completed*)
Output Timeline	• Mechanical completion reached 3/31/23 • Initial commercial sales transactions of RD announced on June 26th
Renewable Capacity	• ~8 Mbbl/d – Phase I • ~14 Mbbl/d – Phase II (Hydrogen supply installed)
Supply Agreements	• Idemitsu Apollo (5-year)
Offtake Markets	• California market

Project Updates

- Phase I project execution is 100% complete
- LCFS[3] application in process, pursuing Government approval
- Feedstock pumping system repairs & facility start-up sequence completed on schedule
  - Associated one-time costs incurred of $20 million
  - Phase I targeted production rates validated at 8,000 bpd
- Initial commercial transaction with Idemitsu Kosan announced on June 26th
- Feedstock optimization strategy accelerated due to margin deterioration of RBD[4] soybean oil economics and shorter break-in period than anticipated
  - Advantaged feedstock blends undergoing approval process currently
  - Initial volumes of advantaged feedstocks introduced to unit in late July
  - Commercial supplies of DCO, UCO, Canola and technical tallow recently sourced

1.) DCO – "Distillers Corn Oil"
2.) UCO – "Used Cooking Oil"
3.) LCFS – "Low Carbon Fuel Standard"
4.) RBD – "refined, bleached, deodorized"

VERTEX

7

DOMESTIC FUELS DEMAND Conventional Refined Fuels Demand Remains Strong 8 US Gasoline Demand ( MMbpd ) US Distillate Demand ( MMbpd ) Source: Bloomberg; 2 - 1 - 1 assumes WTI Crude, Gulf coast gasoline and Gulf Coast ULSD, data as of 7/31/2023 5 6 7 8 9 10 11 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec '17-'22 '17-'22 Average 2022 2023 3 4 5 6 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec '17-'22 '17-'22 Average 2022 2023

DOMESTIC FUELS INVENTORIES REMAIN TIGHT Gasoline & Distillate Inventory Levels Remain Below The Five - Year Average US Gasoline Inventories 9 ( MMbbl ) US Distillate Inventories ( MMbbl ) Source: Bloomberg; 2 - 1 - 1 assumes WTI Crude, Gulf coast gasoline and Gulf Coast ULSD, data as of 7/31/2023 80 100 120 140 160 180 200 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec '17-'22 '17-'22 Average 2022 2023 200 210 220 230 240 250 260 270 280 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec '17-'22 '17-'22 Average 2022 2023

DOMESTIC FUELS PRODUCTION LEVELS Production Levels In - Line With Historical Averages US Conventional Gasoline Production 10 ( MMbpd ) US Distillate Production ( MMbpd ) Source: Bloomberg; 2 - 1 - 1 assumes WTI Crude, Gulf coast gasoline and Gulf Coast ULSD, data as of 7/31/2023 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec '17-'22 '17-'22 Average 2022 2023 5.0 6.0 7.0 8.0 9.0 10.0 11.0 12.0 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec '17-'22 '17-'22 Average 2022 2023

REFINED PRODUCT MARGINS RETREATING FROM RECENT HIGHS Tight Inventories, Robust Demand Remain Supportive 11 Gulf Coast 2 - 1 - 1 Crack Spread 2023 - to - Date Source: Bloomberg; 2 - 1 - 1 assumes WTI Crude, Gulf coast gasoline and Gulf Coast ULSD, data as of 7/31/2023 Gulf Coast 2 - 1 - 1 Crack Spread Long - Term Performance $0 $10 $20 $30 $40 $50 $60 $15 $20 $25 $30 $35 $40 $45

COMMODITIES FUTURES MARKETS Gasoline & Diesel Futures Pricing Reflects More Normalized Margin Environment In 2024 12 Gasoline Monthly Futures Price ($/Gal) ULSD Monthly Futures Price ($/Gal) Source: Factset - As of 7/31/2023 $1.50 $1.75 $2.00 $2.25 $2.50 $2.75 $3.00 $2.00 $2.25 $2.50 $2.75 $3.00 $3.25 $3.50 1Q23 2Q23 3Q23 4Q23 FY 2023 1Q24 2Q24 3Q24 4Q24 FY 2024 Gasoline ($/gal) $2.53 $2.58 $2.43 $2.52 $2.51 $2.37 $2.20 $2.25 $2.35 $2.29 ULSD ($/gal) $2.90 $2.44 $2.73 $2.64 $2.68 $2.61 $2.55 $2.30 $2.30 $2.44 WTI Crude ($/Bbl) $76.11 $73.75 $79.48 $78.03 $76.86 $76.66 $75.26 $73.94 $72.75 $74.65

Crude Futures Curve Flattening Yet Remains Slightly Backwardated 13 COMMODITIES FUTURES MARKETS Source: Factset - As of 7/31/2023 0.8 0.9 1.0 1.1 Current 1 Year Ago 2 Year Ago $55.00 $65.00 $75.00 $85.00 $95.00 Current 1 Year Ago 2 Years Ago 1Q23 2Q23 3Q23 4Q23 FY 2023 1Q24 2Q24 3Q24 4Q24 FY 2024 Gasoline ($/gal) $2.53 $2.58 $2.43 $2.52 $2.51 $2.37 $2.20 $2.25 $2.35 $2.29 ULSD ($/gal) $2.90 $2.44 $2.73 $2.64 $2.68 $2.61 $2.55 $2.30 $2.30 $2.44 WTI Crude ($/Bbl) $76.11 $73.75 $79.48 $78.03 $76.86 $76.66 $75.26 $73.94 $72.75 $74.65

BALANCE SHEET UPDATE Reduction of High Interest Term Loan, Convertible Notes, Remains a Priority 14 Outstanding Debt Details ($/MM) Debt Maturity Schedule ($/MM) ► Current total long - term debt $327.4 million ► Current cash & equivalents $52.1 million ► Net long - term debt = $275.3 million ► 6/30/23 Leverage 3 = 3.6x ► $79.9 million convertible equity exchange transaction completed on June 12, 2023 ► $15.2 million convertible note principal outstanding ► Term loan pre - payment option becomes available Oct. 1, 2023 1. Including restricted cash of $3.6 million 2. Net long - term debt defined as total long - term debt outstanding less cash and equivalents 3. Net leverage defined as net debt (cash) divided by trailing twelve - month adjusted EBITDA Principal Maturity Coupon Instrument 15.2 2027 6.25% Senior Convertible Note 150.1 2025 16.00% Term Loan 162.1 - - Lease Obligations $327.4 Total 52.1 Cash & equivalents 1 $275.3 Net long - term Debt 2 3.6x Net Leverage 3

Projected Financial Guidance FINANCIAL AND OPERATING GUIDANCE Third Quarter 2023 Outlook 15 Management Commentary • For the third quarter 2023, the Company expects the Mobile Refinery to generate total throughput of between 74,000 to 77,000 bpd, reflecting between 99% and 103% total conventional facility capacity utilization • Management expects 59% to 63% of its refined product output to be finished products such as gasoline, diesel and Jet fuel, with the remainder reflecting intermediate and other products • Vertex expects direct operating expense per barrel for conventional operations of between $3.60 to $3.80 per barrel in the third quarter 2023 • Vertex anticipates total consolidated capital expenditures of between $20 million and $25 million in the third quarter 2023 Third Quarter 2023 Third Quarter 2023 3Q 2023 High Low Operational: 77.0 74.0 Mobile Refinery Conventional Throughput Volume (Mbpd) 103% 99% Capacity Utilization Production Yield Profile 63% 59% Finished Products 1 37% 41% Intermediate & Other Products 2 Financial Guidance: $3.80 $3.60 Direct Operating Expense ($/bbl) $25 $20 Capital Expenditures ($/MM) 1.) Finished products include gasoline, ULSD, and Jet A 2.) Intermediate & Other products include Vacuum Gas Oil (VGO), Liquified Petroleum Gases (LPGs), and Vacuum Tower Bottoms (VTBs)

OUR STRATEGIC FOCUS

Multi-Year Plan

Staying loyal to our DNA as **a development company** while continuing to run/operate our assets.

MARGIN CAPITALIZATION

- Conventional distillate and gasoline economics at Alabama Refinery
- Leverage feedstock origination capabilities for lower cost, lower CI inputs
- Phase II renewables project expansion expected in second half of 2024

RENEWABLE INVESTMENT

- Conversion of Mobile Refinery hydrocracker
- Increase renewables optionality in feedstocks and products
- Expected opportunities for Renewable Diesel, Sustainable Aviation Fuel, and renewable hydrogen

ASSET UTILIZATION

- Target investments expected to drive long-term profitability at Mobile Refinery
- Leverage expertise with complementary assets in adjacent markets
- Vertically integrate from feedstock to retail products

STRENGTHEN BALANCE SHEET

- Reduce total debt prioritizing high-interest term loan and remaining convertible notes
- $79.9 million Sr. Convertible note equity exchange transaction in June 2023
- Term loan prepayment option begins on October 1, 2023

Energy transition company of scale focused on driving above-market free cash flow conversion.
Plans to deploy capital toward high-return organic, inorganic opportunities & debt reduction.

VERTEX

16

APPENDIX

NON - GAAP RECONCILIATION 18 Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput, Operating Expenses Per Barrel of Throughput, RIN Adjusted Fuel Gross Margin and RIN Adjusted Fuel Gross Margin Per Barrel of Throughput

NON - GAAP RECONCILIATION 19 Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput, Operating Expenses Per Barrel of Throughput, RIN Adjusted Fuel Gross Margin and RIN Adjusted Fuel Gross Margin Per Barrel of Throughput

NON - GAAP RECONCILIATION 20 Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput, Operating Expenses Per Barrel of Throughput, RIN Adjusted Fuel Gross Margin and RIN Adjusted Fuel Gross Margin Per Barrel of Throughput

NON - GAAP RECONCILIATION 21 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations

NON - GAAP RECONCILIATION 22 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations

NON - GAAP RECONCILIATION 23 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations

NON - GAAP RECONCILIATION 24 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations

NON-GAAP RECONCILIATION

Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations

	Six Months Ended June 30, 2022					
In thousands	Mobile Refinery	Legacy Refining & Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated
Net income (loss)	$ (23,961)	$ 290	$ (23,671)	$ (26,015)	$ (14,904)	$ (64,590)
Depreciation and amortization	3,722	251	3,973	3,315	246	7,534
Income tax expense (benefit)	-	-	-	-	-	-
Interest expense	3,250	-	3,250	44,469	4,235	51,954
EBITDA	$ (16,989)	$ 541	$ (16,448)	$ 21,769	$ (10,423)	$ (5,102)
Unrealized (gain) loss on hedging activities	46,901	-	46,901	(268.00)	-	46,633
Inventory valuation adjustments	23,180	-	23,180	-	-	23,180
Gain on change in value of derivative warrant liability	-	-	-	945.00	3,579	4,524
Stock-based compensation	-	-	-	324.00	250	574
(Gain) loss on sale of assets	-	-	-	(415)	-	(415)
Acquisition costs	9,078	-	9,078	-	4,560	13,638
Enviromental clean-up	1,428	-	1,428	-	-	1,428
Other	(19)	-	(19)	(128.00)	-	(147)
Adjusted EBITDA	$ 63,579	$ 541	$ 64,120	$ 22,227	$ (2,034)	$ 84,313

VERTEX

25

NON - GAAP RECONCILIATION 26 Unaudited Reconciliation of Long - Term Debt to Net Long - Term Debt and Ratio of Net Debt In thousands June 30, 2023 June 30, 2022 December 31, 2022 Long-Term Debt: Senior Convertible Note $ 15,230 $ 41,543 $ 95,178 Term Loan 2025 150,075 165,000 165,000 Finance lease liability long-term 67,290 44,640 45,164 Finance lease liability short-term 2,320 652 1,363 Operating lease liability long-term 66,914 3,816 44,545 Operating lease liability short-term 25,588 953 9,012 Long-Term Debt and Lease Obligations $ 327,417 $ 256,604 $ 360,262 Unamortized discount and deferred financing costs (33,402) (37,035) (81,918) Insurance premiums financed 9,995 9,236 5,602 Long-Term Debt and Lease Obligations per Balance Sheet 304,010$ 228,805$ 283,946$ Cash and Cash Equivalents (48,532) (97,914) (141,248) Restricted Cash (3,603) (100) (4,929) Total Cash and Cash Equivalents $ (52,135) $ (98,014) $ (146,177) Net Long-Term Debt 275,282$ 158,590$ 214,085$ Adjusted EBITDA $ 77,477 $ 95,280 $ 161,000 Ratio of Net Debt 3.6x 1.7x 1.3x As of